                                  EXHIBIT 99(b)

                            OXFORD HEALTH PLANS, INC.
                      ANNOUNCES THIRD QUARTER 2000 RESULTS



                       DILUTED EARNINGS PER SHARE OF $0.81
                  RUN RATE DILUTED EARNINGS PER SHARE OF $0.64

TRUMBULL, CONNECTICUT, October 25, 2000 Oxford Health Plans, Inc. (NASDAQ: OXHP) announced today net income of $80.6 million, or $0.81 per diluted common share, for the quarter ended September 30, 2000. This compares to net income of $28.3 million, or $0.34 per diluted common share, for the same period last year. Excluding the effect of favorable development of prior period reserve estimates of medical costs and certain non-recurring items in the quarter, net income was $63.3 million, or $0.64 per diluted common share, for the quarter. "Oxford's excellent financial results for the quarter were due to our success in working with physicians to achieve better than expected health care costs as well as improvements in our operations and administrative costs. Oxford is well positioned to enhance its healthcare leadership in Greater New York," said Oxford's Chairman and Chief Executive Officer, Norman C. Payson, M.D. Premium revenues for the quarter ended September 30, 2000, were $1.01 billion, compared to $1.03 billion in the third quarter last year. As of September 30, 2000, Oxford's total membership was approximately 1.49 million, essentially flat compared to the end of the second quarter of 2000.

The 74.9% medical loss ratio for the quarter ended September 30, 2000 benefited from favorable development of prior period reserve estimates of medical costs of approximately $30.7 million. Apart from this favorable development, the run rate medical loss ratio was 77.9% compared to a run rate medical loss ratio of 80.8% in the third quarter of 1999. The administrative loss ratio was 11.8% for the quarter compared to 13.8% for the third quarter of last year. Excluding the effect of $2.5 million in severance charges, the administrative loss ratio was 11.5% for the quarter.

The Company reported positive cash flow from operations of $51.5 million for the quarter ended September 30, 2000. As of September 30, 2000, the Company had approximately $1.13 billion in current cash and marketable securities. In late September, Oxford's New York health plan paid an $80 million dividend to the parent company with approval from New York State regulatory authorities. This dividend, together with cashflows for the quarter, resulted in cash and investments at the parent company of over $248 million at quarter end. "Our parent cash position together with the expected new credit facilities, Senior Note tender and TPG exchange agreement announced today are expected to result in significant improvements in Oxford's capital structure. Collectively, these transactions are highly accretive to future earnings. Oxford's debt to capital structure will be improved which will result in an improved cost of capital for our company. Additionally, the elimination of all outstanding warrants removes the uncertainty regarding their potential dilution to our common shareholders," said Kurt B. Thompson, Oxford's Chief Financial Officer.

As previously announced, the Company will hold a conference call on Thursday, October 26, 2000 at 9:00 am (Eastern Time) to review the results of the third quarter and discuss the outlook for the remainder of 2000 as well as 2001. The public is invited to listen to this conference call by dialing 1-888-469-2059 (using the password "OXFORD") at least 10 to 15 minutes prior to the start of the call. Individuals who dial in will be asked to identify themselves and their affiliations.

Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release, including statements concerning the future effects of the TPG exchange agreement, Senior Note tender and related refinancing on the Company's future results of operations, capital structure and financial position, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

     - The Company's ability to complete the Senior Note tender and required bank financing which are each necessary to permit the TPG exchange agreement to close.

     - Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

     - Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

     - Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

     - Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

     - The ability of the Company to operationalize risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

     - Any changes in the Company's estimates of its medical costs and expected cost trends.

     - The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), the recent ERISA class action in Connecticut and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

     - The Company's ability to renew existing members and attract new members.

     - The Company's ability to develop processes and systems to support its operations and any future growth.

     - Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2000.

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      THREE AND NINE MONTHS ENDED SEPTEMBER
               30, 2000 AND 1999 (IN THOUSANDS, EXCEPT PER SHARE,
              PER MEMBER PER MONTH AND MEMBERSHIP HIGHLIGHTS DATA)

                                                                        Three Months Ended                Nine Months Ended
                                                                          September 30,                      September 30,
                                                                       2000            1999             2000              1999
                                                                   -----------      -----------      -----------      -------------
Revenues:
    Premiums earned                                                $ 1,012,570      $ 1,025,518      $ 3,004,006      $   3,085,774
    Third-party administration, net                                      4,266            4,419           11,997             12,120
    Investment and other income, net                                    21,233           22,512           57,244             65,641
                                                                   -----------      -----------      -----------      -------------
      Total revenues                                                 1,038,069        1,052,449        3,073,247          3,163,535
                                                                   -----------      -----------      -----------      -------------

Expenses:
    Health care services                                               758,557          809,219        2,377,063          2,567,928
    Marketing, general and administrative                              119,926          142,578          361,719            447,525
    Interest and other financing charges                                 7,460           12,009           27,548             38,239
    Restructuring charges                                                 --             19,963             --               19,963
                                                                   -----------      -----------      -----------      -------------
      Total expenses                                                   885,943          983,769        2,766,330          3,073,655
                                                                   -----------      -----------      -----------      -------------

Earnings before income taxes and extraordinary item                    152,126           68,680          306,917             89,880
Income tax expense                                                      63,892           28,846          128,905             37,750
                                                                   -----------      -----------      -----------      -------------
Net earnings before extraordinary item                                 88,234           39,834          178,012             52,130
Extraordinary item                                                       --               --             (3,624)              --
                                                                   -----------      -----------      -----------      -------------
Net earnings                                                           88,234           39,834          174,388             52,130
Less preferred stock dividends and amortization                        (7,638)         (11,503)         (27,989)           (33,962)
                                                                   -----------      -----------      -----------      -------------
Net earnings attributable to common stock                          $    80,596      $    28,331      $   146,399      $      18,168
                                                                   ===========      ===========      ===========      =============

Earnings per common share - basic:
Earnings before extraordinary item                                 $      0.94      $      0.35      $      1.80      $        0.22
Extraordinary item                                                        --               --              (0.04)              --
                                                                   -----------      -----------      -----------      -------------
Earnings per common share - basic                                  $      0.94      $      0.35      $      1.76      $        0.22
                                                                   ===========      ===========      ===========      =============

Earnings per common share - diluted:
Earnings before extraordinary item                                 $      0.81      $      0.34      $      1.66      $        0.22
Extraordinary item                                                        --               --              (0.04)              --
                                                                   -----------      -----------      -----------      -------------
Earnings per common share - diluted                                $      0.81      $      0.34      $      1.62      $        0.22
                                                                   ===========      ===========      ===========      =============

Weighted-average common shares outstanding-basic                        85,370           81,354           83,197             81,098
Effect of dilutive securities:
    Stock options                                                        5,915            2,867            3,921              3,057
    Warrants                                                             8,074             --              3,154               --
                                                                   -----------      -----------      -----------      -------------
Weighted-average common shares outstanding-diluted                      99,359           84,221           90,272             84,155
                                                                   ===========      ===========      ===========      =============

SELECTED INFORMATION:
    Medical loss ratio                                                    74.9%            78.9%            79.1%              83.2%
    Administrative loss ratio                                             11.8%            13.8%            12.0%              14.4%
    Earnings before income taxes, financing charges, depreciation
      and amortization ("EBITDA")                                  $   167,873      $   114,396      $   361,304      $     189,916
    PMPM premium revenue                                           $    236.87      $    214.70      $    229.95      $      210.44
    PMPM medical expense                                           $    177.45      $    169.41      $    181.96      $      175.13
    Fully insured member months                                        4,274.8          4,776.6         13,063.8           14,663.1

                                                              As of September 30,                      As of Dec. 31,
                                                       ----------------------------------                ---------
MEMBERSHIP HIGHLIGHTS                                     2000                     1999                     1999
                                                       ---------                ---------                ---------
Freedom and Liberty Plans                              1,111,300                1,238,900                1,210,500
HMO                                                      222,300                  238,400                  235,400
Medicare                                                  90,300                  101,100                   97,700
                                                       ---------                ---------                ---------
Total Fully Insured                                    1,423,900                1,578,400                1,543,600
Third-party Administration                                62,000                   50,700                   50,100
                                                       ---------                ---------                ---------
Total Membership                                       1,485,900                1,629,100                1,593,700
                                                       =========                =========                =========

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2000 AND DECEMBER 31, 1999
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                                Sept. 30,               Dec. 31,
                                                                                                  2000                   1999
                                                                                              -----------             -----------
Current assets:
    Cash and cash equivalents                                                                 $   325,579             $   332,882
    Investments - available-for-sale, at market value                                             805,807                 829,054
    Premiums receivable, net                                                                       62,552                  64,071
    Other receivables                                                                              27,717                  32,588
    Prepaid expenses and other current assets                                                       6,119                   3,862
    Deferred income taxes                                                                          63,587                  68,266
                                                                                              -----------             -----------
        Total current assets                                                                    1,291,361               1,330,723

Property and equipment, net                                                                        31,830                  49,519
Deferred income taxes                                                                             132,108                 231,512
Restricted cash and investments                                                                    57,558                  61,603
Other noncurrent assets                                                                            24,349                  13,531
                                                                                              -----------             -----------
        Total assets                                                                          $ 1,537,206             $ 1,686,888
                                                                                              ===========             ===========

                                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Medical costs payable                                                                     $   614,767             $   656,063
    Trade accounts payable and accrued expenses                                                   123,092                 122,345
    Unearned premiums                                                                              38,438                  97,155
    Current portion of capital lease obligations                                                    7,757                  12,467
                                                                                              -----------             -----------
        Total current liabilities                                                                 784,054                 888,030

Long-term debt                                                                                    198,700                 350,000
Obligations under capital leases                                                                      473                   5,787
Redeemable preferred stock                                                                        232,241                 344,316

Shareholders' equity:
    Preferred stock, $.01 par value, authorized 2,000,000 shares                                     --                      --
    Common stock, $.01 par value, authorized 400,000,000 shares; issued and
      outstanding 86,119,849 shares in 2000 and 81,986,457 shares in 1999                             861                     820
    Additional paid-in capital                                                                    526,743                 488,030
    Accumulated deficit                                                                          (197,962)               (372,350)
    Accumulated other comprehensive loss                                                           (7,904)                (17,745)
                                                                                              -----------             -----------
      Total shareholders' equity                                                                  321,738                  98,755
                                                                                              -----------             -----------
      Total liabilities and shareholders' equity                                              $ 1,537,206             $ 1,686,888
                                                                                              ===========             ===========

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                         Three Months Ended                 Nine Months Ended
                                                                           September 30,                       September 30,
                                                                      2000              1999              2000              1999
                                                                    ---------         ---------         ---------         ---------
Cash flows from operating activities:
    Net earnings                                                    $  88,234         $  39,834         $ 174,388         $  52,130
    Adjustments to reconcile net earnings to
      net cash provided (used) by operating activities:
        Depreciation and amortization                                   7,535            14,233            26,952            43,301
        Noncash restructuring charges and write-downs                    --              15,060              --              15,060
        Deferred income taxes                                          60,966            28,846           121,996            37,750
        Extraordinary item                                               --                --               3,624              --
        Provision for doubtful accounts and advances                     --                --                --              13,800
        Realized loss on sale of investments                             (312)            1,067                67             4,462
        Gain on sale of assets                                           --              (9,500)             --              (9,500)
        Other, net                                                       --                 480             1,420             1,751
        Changes in assets and liabilities:
          Premiums receivable                                          (8,744)           27,801             1,519            24,375
          Other receivables                                            (3,790)            9,381             3,239            11,289
          Prepaid expenses and other current assets                      (808)            1,377            (2,257)             (865)
          Medical costs payable                                       (29,489)          (52,986)          (41,296)         (175,573)
          Trade accounts payable and accrued expenses                  10,522            13,516               747           (12,298)
          Unearned premiums                                           (73,062)           (1,120)          (58,717)          (61,819)
          Other, net                                                      483             2,174             1,780            (8,119)
                                                                    ---------         ---------         ---------         ---------
            Net cash provided (used) by operating activities           51,535            90,163           233,462           (64,256)
                                                                    ---------         ---------         ---------         ---------

Cash flows from investing activities:
    Capital expenditures                                               (2,581)           (3,296)           (9,849)           (7,443)
    Purchases of investments                                          (88,505)         (108,304)         (346,093)         (706,221)
    Sales and maturities of investments                               137,114           132,105           380,583           815,182
    Proceeds from sale of assets                                         --              12,450              --              12,450
    Other, net                                                         (2,787)           16,649           (10,621)            5,460
                                                                    ---------         ---------         ---------         ---------
            Net cash provided by investing activities                  43,241            49,604            14,020           119,428
                                                                    ---------         ---------         ---------         ---------

Cash flows from financing activities:
    Proceeds from exercise of stock options                            33,492               908            50,003            10,673
    Cash dividends paid                                                (4,092)             --             (10,064)             --
    Redemption of notes payable                                        (1,300)             --            (154,700)             --
    Redemption of preferred stock                                        --                --            (130,000)             --
    Payments under capital leases                                      (3,493)           (2,173)          (10,024)          (14,153)
                                                                    ---------         ---------         ---------         ---------
            Net cash provided (used) by financing activities           24,607            (1,265)         (254,785)           (3,480)
                                                                    ---------         ---------         ---------         ---------

Net increase (decrease) in cash and cash equivalents                  119,383           138,502            (7,303)           51,692
Cash and cash equivalents at beginning of period                      206,196           150,907           332,882           237,717
                                                                    ---------         ---------         ---------         ---------
Cash and cash equivalents at end of period                          $ 325,579         $ 289,409         $ 325,579         $ 289,409
                                                                    =========         =========         =========         =========